Exhibit 32.2

           CERTIFICATION PURSUANT TO 18 U.S.C. AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

In connection with the Annual Report of Spear & Jackson, Inc. (the "Company") on Form 10-Q for the period ended December 31, 2006 (the "Report"), I, Patrick J. Dyson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patrick J. Dyson
--------------------
Patrick J. Dyson
Chief Financial Officer

February 14, 2007